Exhibit 10(h)(1)

                          Explanatory Note: the 1987 Stock Option Program as further proposed to be amended is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of this proxy statement.


                            PATRICK INDUSTRIES, INC.

                               Amendment No. 2 to
                           1987 Stock Option Program,
                             As Amended and Restated

         Section 3(b) is hereby amended, effective upon shareholder approval at the annual meeting on May 14, 2004, to change the non-employee director awards from bi-annual awards of 6,000 shares vesting over a two-year period to annual awards of 3,000 shares vesting over a one-year period.

         Section 12 (Term of Program and Amendment, Modification or Cancellation of Benefits) is hereby amended, effective upon shareholder approval at the annual meeting on May 14, 2004, to extend the expiration date of the Program from May 17, 2004 to May 17, 2014.

         In all other respects, the Program shall remain in full force and effect.